UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2022

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas New York, New York 10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 770-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Peter Zaffino Employment Agreement

On November 10, 2022, American International Group, Inc. (the “Company” or “AIG”) and Peter Zaffino, the Company’s President & Chief Executive Officer and Chairman of the Board of Directors (the “Board”), entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Zaffino will continue to serve as the Company’s President & Chief Executive Officer for a five-year employment term which will continue through November 10, 2027. During the term of the Employment Agreement, Mr. Zaffino will be nominated to continue to serve as a member of the Board and, if elected by AIG’s shareholders as a director, will continue to serve as Chairman of the Board, in accordance with the voting standards set forth in AIG’s By-Laws and Corporate Governance Guidelines.

As consideration for AIG’s entry into the Employment Agreement, including the Special RSU Grant (both of which are described in further detail below), Mr. Zaffino will be subject to new non-competition restrictions that apply during his employment and for a period of one year following his termination of employment for any reason other than upon expiration of the five-year term (which represents an expansion from his existing six-month non-compete that applied only in limited instances), and he will otherwise remain subject to his one-year non-solicitation and perpetual confidentiality obligations. In addition, Mr. Zaffino will be required to provide AIG with at least 12 months’ notice prior to a termination of his employment without good reason or due to his retirement (which represents an expansion from his existing six-month notice period).

Under the Employment Agreement, Mr. Zaffino will receive an annual base salary of $1,500,000 and will continue to be eligible to receive a target annual cash bonus of $4,500,000, determined based on the Board’s assessment of corporate and individual performance goals under AIG’s Annual Short-Term Incentive Plan. In addition, Mr. Zaffino will be eligible to receive an annual award under AIG’s Long-Term Incentive Plan, which annual award will have a grant date target value of $14,000,000 and will now be comprised 75% of performance share units and 25% of stock options (which represents a shift toward a more performance-based award mix as compared to the Company’s historic annual long-term incentive award mix comprised 50% of performance share units, 25% of stock options and 25% of restricted stock units).

In recognition of Mr. Zaffino’s continued leadership and the highly competitive market for talent, the Board approved a special, one-time grant to Mr. Zaffino in the form of restricted stock units having a grant date value of $50,000,000 (the “Special RSU Grant”). The Special RSU Grant will cliff vest in full on November 10, 2027, subject to Mr. Zaffino’s continued employment with AIG through such date (except as described below).

The Special RSU Grant reflects the Board’s expectation that Mr. Zaffino will continue to provide exceptional leadership to the Company for at least an additional five years. In developing the Special RSU Grant, the Board considered the critical nature of retaining Mr. Zaffino to lead the Company over the long term, his exceptional performance since joining AIG in 2017, and the importance of leadership continuity as the Company continues to execute on significant strategic and operational initiatives, including continued profitability improvement in the General Insurance business, AIG’s reinsurance strategy, the continued operational separation of Corebridge Financial, Inc. and eventual full separation of Corebridge from AIG, and the redesign of AIG’s investment management strategy. The Board also expects that Mr. Zaffino will continue to build on his prior achievements, which include AIG’s strong financial results, particularly over the last two years, his exceptional leadership and financial, technical and operational capabilities, the recruitment of high-caliber executives to AIG across the global organization, and his significant contributions to AIG’s overall performance during his tenure, including during the COVID-19 pandemic, an unstable geopolitical environment, and volatile market conditions.

In the event of a termination of Mr. Zaffino’s employment by AIG without “cause” or if he resigns for “good reason” (each as defined in the Employment Agreement), Mr. Zaffino will be eligible to receive severance payments and benefits that are substantially comparable in amount to those he would have been eligible to receive under the

AIG Amended and Restated 2012 Executive Severance Plan, as modified by his offer letter with the Company, dated February 11, 2021 (the “Prior Agreement”) (including, for the avoidance of doubt, accelerated vesting of his outstanding equity awards). In addition, if Mr. Zaffino’s employment terminates due to his death, disability or retirement or upon expiration of the initial five-year employment term, he will be eligible to receive (i) a pro rata bonus for the year of termination and (ii) accelerated vesting of unvested equity awards. All severance payments and benefits payable to Mr. Zaffino under the Employment Agreement are subject to his execution and non-revocation of a release of claims.

A copy of the press release announcing the Company’s entry into the Employment Agreement with Mr. Zaffino is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the Employment Agreement and Special RSU Grant set forth above are qualified in their entirety by the Employment Agreement and the award agreement governing the Special RSU Grant, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed as a part of this Report.

Exhibit No.	Description
99.1	Press Release of American International Group, dated November 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.

		By:	/s/ Ariel R. David
			Name:	Ariel R. David
			Title:	Vice President and Deputy Corporate Secretary

DATE:	November 10, 2022